NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE
        HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


Warrant                            No. of
No.____                     STOCK PURCHASE WARRANT             Shares __________

                  To Subscribe for and Purchase Common Stock of

                       BOSTON RESTAURANT ASSOCIATES, INC.

        THIS CERTIFIES that, for value received, ________________ (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Boston Restaurant Associates, Inc., a Delaware corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to ________ fully paid and nonassessable shares of the Company's common stock, $.01 par value per share, subject to adjustment as set forth in Section 6 (the "Shares").

        1. Definitions. As used herein the following term shall have the following meaning:

        "Act" means the Securities Act of 1933 as amended, or a similar Federal statute and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

        "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

        "Registration Statement" means a registration statement (other than a registration statement on Form S-8 solely with respect to employee benefit plans, or on Form S-4 solely with respect to Rule 145 transactions, or any successor form or forms used for the purposes specified by such forms) filed by the Company with the Commission under the Act for a public offering and sale of securities of the Company.

        "Shares" means the ____________ shares of the Company's Common Stock issued or issuable to the Holder upon the exercise of this Warrant (or such other number as adjusted pursuant to Section 6 hereof) and any other shares of Common Stock of the Company issued with respect to such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events); provided, however, that any shares subject to this Warrant previously sold by the Holder to the public pursuant to a registered public offering or Rule 144 under the Act shall cease to be within the definition of "Shares" as used herein.

        2. Purchase Rights. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time and from time to time commencing on the date hereof and ending at 5:00 p.m. on the tenth anniversary of the date hereof at an exercise price of $3.00per share.

        3. Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Exercise Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, as promptly as possible, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

        4. Shares to be Issued; Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

        5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

        6. Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

        7. Demand Registration. If at any one time after the date of this Stock Purchase Warrant the Company receives a written request executed by the Holder(s) of at least sixty percent (60%) of the conversion shares underlying the series of Stock Purchase Warrants of which this Warrant is a part (the "Electing Holders") to file a Registration Statement under the Act for a public offering of such Shares, the Company will promptly, and in any case not later than 75 days after receipt of the registration request, cause a Registration Statement to be filed with the Commission with respect to the number of Shares specified in the request and will use its reasonable best efforts to cause such Registration Statement to become effective. Prior to or simultaneously with the effectiveness of such Registration Statement, the Electing Holders shall have fully exercised all of the Stock Purchase Warrants held by them and all of the conversion shares underlying such Stock Purchase Warrants shall be included in such public offering. The Company will not be required to cause more than one Registration Statement to be filed pursuant to this Section 7.

        8. Piggyback Registration Rights. The Company agrees as follows:

        (a) If the Company shall determine to register any shares of its Common Stock under the Act at any time and in connection therewith the Company may lawfully register any of the Shares, (other than pursuant to a registration statement on Form S-4, S-8 or any comparable form or filed in connection with an exchange offering of securities solely to the Company's existing shareholders) the Company will promptly give written notice thereof to the Holder. Upon the written request of the Holder within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Shares which the Holder has requested to be registered to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition of the Shares. However nothing herein shall prevent the Company from at any time abandoning or delaying any registration.

        (b) If any shares registered pursuant to this Section 8 shall be included in an underwritten public offering in whole or in part, the Company may require that the Shares requested for inclusion hereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If and in the event that the managing underwriter of such public offering shall be of the opinion that inclusion of all of the Shares would adversely affect the marketing of the securities to be sold by the Company therein, then the number of Shares otherwise to be included in the underwritten public offering may be reduced on a pro rata basis with the shares proposed to be included in such offering by any other selling shareholder (exclusive of the Company).

        (c) The Holder hereof may not exercise the rights granted in this
Section 8 to effect the registration of the Shares under the Act prior to the third anniversary hereof.

        (d) Anything herein to the contrary notwithstanding, the Company shall not be obligated to provide the foregoing so-called "piggyback" registration rights on more than two occasions.

        9. Registration Procedures. If and whenever the Company is required by the provisions of Section 7 or 8 to effect the registration of the Shares under the Act, the Company will:

        (a) prepare and file with the Commission a Registration Statement with respect to such securities, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

        (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such Shares, not to exceed nine months; provided, however, that in the event any amendment or supplement to a Registration Statement is required to be filed pursuant to paragraph (g) of this Section 9, and such filing results in the suspension of the effectiveness of such Registration Statement, such nine month period shall be extended by the period during which the effectiveness of such Registration Statement has been suspended;

        (c) furnish to the Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

        (d) use its reasonable efforts to register or qualify the securities covered by such Registration Statement under the state securities or blue sky laws of such jurisdictions as the Holder may reasonably request within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

        (e) notify the Holder promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        (f) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

        (g) prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

        (h) advise the Holder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

        (i) furnish on the effective date of the Registration Statement to the Holder and any underwriters, at the closing provided for in the underwriting agreement, an opinion of counsel for the Company and a letter from the independent certified public accountants for the Company, in form and substance customary for similar offerings.

        10. Unregisterable Shares. Notwithstanding anything to the contrary contained herein, the registration rights contained herein (both demand and "piggyback") shall not apply to any Shares which may be sold without restriction pursuant to Rule 144(k) of the Act.

        11. Expenses. All expenses in connection with, or incidental to, the preparation and filing of any Registration Statement pursuant to Section 7 or 8 hereof, any registration or qualification under securities or blue sky laws of states in which the offering will be made, and any filing fee of the National Association of Securities Dealers, Inc. ("NASD") relating to such offering, shall be borne by the Company (the "Company Obligations"); provided, however, that the Holder shall bear its pro rata share of the underwriting discount and commissions, underwriting expense allowances and transfer taxes, all reasonable documented fees and disbursements of Holder's counsel, and, to the extent required by applicable state securities laws and NASD rules and regulations, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Shares to be offered are to be registered or qualified.

        12. Indemnification.

        (a) The Company will indemnify and hold harmless the Holder and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

        (b) The Holder will indemnify and hold harmless the Company, its directors and officers, any underwriter and any controlling person of such underwriter from and against, and will reimburse the Company, underwriter or controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, any underwriter or any controlling person thereof may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon written information furnished by such Holder specifically for use in the preparation thereof. The maximum liability for indemnification hereunder of the Holder shall not exceed, in the aggregate, the aggregate dollar amount of gross proceeds received by the Holder on account of the Shares which are included in a Registration Statement pursuant to Section 7 or 8.

        13. Rights and Obligations Survive Exercise and Expiration of Warrant. The rights and obligations of the Company and the Holder set forth in Sections 7, 8, 9, 11 and 12 shall survive the exercise and expiration of this Warrant.

        14. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

        15. Legend. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE

        REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Such Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

        16. Right of First Refusal

        (a) Voluntary Transfers. No Holder may sell, assign, pledge or otherwise dispose of any Shares into which this Warrant is convertible, or any interest therein now held or hereafter acquired, in a private transaction, as opposed to a trade consummed on NASDAQ or comparable system, without first giving written notice to the Company (the "Notice of Proposed Transfer"). The Notice of Proposed Transfer shall include the name of the proposed transferee and all material terms of the proposed transfer and, shall be accompanied by a copy of the bona fide written offer to purchase such Shares upon the terms set forth in the Notice of Proposed Transfer. The Notice of Proposed Transfer to the Company shall be deemed for all purposes to give the Company a first right of purchase (sometimes referred to as a right of first refusal) as provided herein. If the Company declines or fails to exercise its first right of purchase within 10 days after such Notice of Proposed Transfer, the Holder proposing to effectuate such transaction may, within 30 days from the date said right terminates, transfer the Shares to the proposed transferee upon the terms set forth in the Notice of Proposed Transfer.

        (b) First Right of Purchase. Upon receipt of the Notice of Proposed Transfer, the Company shall have a right to purchase the Shares to which such Notice relates at the price and in the manner specified herein before any other action is taken to sell, assign, transfer, pledge, or otherwise dispose of the Shares. Such right shall continue for a period of 10 days from the receipt of the Notice of Proposed Transfer on the terms & conditions as are specified in such Notice. If the Company elects to exercise its first right of purchase, it shall so notify the Holder of the Shares and shall specify time and place for tender of certificates representing such Shares.

        (c) Transfers in Violation of Warrant. If any transfer of Shares is made or attempted contrary to the provisions of this Warrant, or if Shares are not offered to the Company as required herein, the Company shall have the right to purchase said shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In the event that the Company elects to exercise its first right of purchase, it may do so by cancelling the certificate(s) representing the Shares and depositing the purchase price determined hereunder in an interest bearing bank account for the benefit of Holder, whereupon such Shares shall be, for all purposes, cancelled and neither the Holder nor any transferee shall have any rights as one of its Holders with respect to such Shares for any purpose, including without limitation dividend and voting rights, until there has been compliance with all applicable provisions of this Warrant. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law).

        17. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

        18. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company.

        19. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        20. Representations and Warranties of Holder. By accepting this Warrant, the Holder represents and warrants that the Holder is acquiring this Warrant and the Shares for such Holder's own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that such Holder is (a) experienced in the evaluation of businesses similar to the Company, (b) is able to fend for himself, herself or itself in the transactions contemplated by this Warrant, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (d) has the ability to bear the economic risks of an investment in the Company, (e) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Act and (f) has been afforded the opportunity to ask questions of and to receive answers from the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

        21. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

        22. Sale or Transfer of the Warrant and Shares. Except as provided in
Section 16, and except for transfers to shareholders or officers, directors of the Holder in accordance with applicable federal and state securities laws, neither this Warrant nor the Shares, or any of them, may be sold, transferred, pledged or otherwise converyed, in whole or in part, by the Holder.

Any attempted conveyance by the Holder shall be deemed void and of no effect except as provided in Section 16.

        23. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

        IN WITNESS WHEREOF, BOSTON RESTAURANT ASSOCIATES, INC. has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

ORIGINAL ISSUANCE DATE: December ___, 1996


                                              BOSTON RESTAURANT ASSOCIATES, INC.



                                              By: ____________________________
                                                  George R. Chapdelaine
                                                  President


                                              COMPANY'S ADDRESS:

                                              999 Broadway, Suite 400
                                              Saugus, Massachusetts 01906

                                    EXHIBIT A


                               NOTICE OF EXERCISE
                               ------------------


        To:     BOSTON RESTAURANT ASSOCIATES, INC.

        1. The undersigned hereby elects to purchase _______ shares of Common Stock of BOSTON RESTAURANT ASSOCIATES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

        3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under the Securities Act of 1933, as amended, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirement.

        4. In the event of partial exercise, please issue an appropriate Warrant exercisable into the remaining shares.



                                                -------------------------------
                                                (Name)

                                                -------------------------------
                                                (Address)

                                                -------------------------------
                                                (Signature)

                                                -------------------------------
                                                (Date)